Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-184642 on Form S-8 of The WhiteWave Foods Company of our report dated March 20, 2014 relating to the consolidated financial statements of Earthbound Holdings I, LLC (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the January 2, 2014 acquisition of Earthbound Holdings I, LLC by The WhiteWave Foods Company) appearing in this Form 8-K/A.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

March 20, 2014